Morgan Stanley Insured Municipal Bond Trust
                     Item 77(o) 10f-3 Transactions
                   April 1, 2001- September 30, 2001


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
         06/27/01   $103.79  500,00   0.49%  $411,470,000   0.12%    Bear
Detroit,               5       0                                    Stearn
Michigan                                                               s
Wtr
Supply
Sr Lien
Ser 2001-
A (FGIC)


F:\legal\msdata\paraleg\10f-3\insured muni bond